UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2025

HEALTH DISCOVERY CORPORATION

(Exact name of registrant as specified in charter)

GEORGIA	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 SUMMIT BLVD, SUITE 300
ATLANTA, GA	30319
(Address of principal executive offices)	(Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HDVY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 31, 2025, Health Discovery Corporation (the “Company”) filed a patent infringement lawsuit against NVIDIA Corporation (“NVIDIA”) in the United States District Court for the District of Delaware. The lawsuit seeks legal and equitable relief based on NVIDIA’s unlawful infringement of U.S. Patent No. 10,402,685 (the “‘685 Patent”) which generally relates to Recursive Feature Elimination Method Using Support Vector Machines for selecting features from a dataset to improve pattern recognition and classification tasks.

The claimed invention of the ‘685 Patent introduces a recursive training and elimination process that systematically ranks data features by their contribution to model accuracy and removes the least significant ones. This approach allows a learning system not only to classify data, but to intelligently refine the data representation itself, thereby yielding a more efficient, interpretable and generalizable model.

In summary, the lawsuit asserts that NVIDIA infringes, at least, representative method claim 1 of the ‘685 Patent through its GPU-accelerated machine-learning stack. The ‘685 Patent expired on or about June 27, 2025, but the Company is seeking damages and other relief for the period for which the statute of limitations on the infringement claim has not yet expired. The Company is seeking, among other relief, trebled damages based on NVIDIA’s willful and deliberate infringement.

There can be no assurance as to the outcome of this litigation or the timetable for bringing this case to trial.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION
Registrant

Dated: January 21, 2026	By:	/s/ Alan K. Hauser
Alan K. Hauser Chief Executive Officer

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